UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

Grayscale Ethereum Classic Trust (ETC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56309	82-6239281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Classic Trust (ETC) Shares	ETCG	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2024, Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Ethereum Classic Trust (ETC) (the “Trust”) and the Delaware Trust Company, the trustee (the “Trustee”) of the Trust entered into Amendment No. 4 (the “Amendment No. 4”) to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) in order to modify the definition of “Business Day” (as defined therein). While the Trust Agreement previously provided that a Business Day means any day other than a Saturday, Sunday, or other day on which banks are closed for business in New York, New York, Amendment No. 4 provides that a Business Day will mean any day other than a Saturday, Sunday, or other day on which national securities exchanges are closed for business in New York, New York.

The foregoing description of the Amendment No. 4 to the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 4, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 4 to the Second Amended and Restated Declaration of Trust and Trust Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Ethereum Classic Trust (ETC)

Date:	March 25, 2024	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer